EXHIBIT 23.2

CONSENT OF GRANT THORNTON LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2012 with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended March 31, 2012 of Universal Security Instruments, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

GRANT THORNTON LLP

Baltimore, Maryland

July 12, 2012

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